THIRD AMENDMENT
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This **THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT** (this "Third Amendment") is entered into as of December 12, 2022 (the "Third Amendment Date"), by and between SLVH LLC, a Delaware limited liability company (the "SLVH Member"), and Gaucho Ventures I - Las Vegas LLC, a Delaware limited liability company (the "Gaucho Member") in respect of LVH Holdings LLC (the "Company"), a Delaware limited liability company.

WHEREAS, the SLVH Member and the Gaucho Member entered into that certain Amended and Restated Limited Liability Company Agreement of the Company dated June 16, 2021, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated November 16, 2021 and that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated June 7, 2022 (the "Second Amendment" and, collectively, the "Existing Agreement");

WHEREAS, as of the Third Amendment Date, the SLVH Member and the Gaucho Member comprise all of the Unitholders (as defined in the Existing Agreement) of the Company; and

WHEREAS, the SLVH Member and Gaucho Member desire to amend the Existing Agreement to extend the outside date for the execution of the Ground Lease (as defined in the Existing Agreement) from December 31, 2022 to June 30, 2023, and as otherwise set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SLVH Member and the Gaucho Member agree as follows:

1. **Defined Terms.** Each capitalized term used but not defined in this Second Amendment has the meaning assigned to it in the Existing Agreement.

2. **Extension of Outside Date for Execution of Ground Lease**. Section 3(c)(i) of the Second Amendment is hereby deleted and replaced with the following:

   i. If the Ground Lease Execution Date has not occurred on or before June 30, 2023, then, as promptly as reasonably practicable after such date, the Company shall be liquidated and dissolved; and

3. **Ratification.** Except as expressly amended by this Third Amendment, the Existing Agreement is hereby ratified and confirmed and is in full force and effect. From and after the Third Amendment Date, the phrase "this Agreement" in the Existing Agreement shall be deemed to be a reference to the Existing Agreement as amended by this Third Amendment.

4. **Counterparts**. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shal7l

constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any counterpart or other signature hereupon delivered by facsimile or other electronic delivery method shall be deemed for all purposes as constituting good and valid execution and delivery of this Third Amendment by such party.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.

SLVH LLC, a Delaware limited liability company

By: [redacted]

GAUCHO VENTURES I – LAS VEGAS, LLC,
a Delaware limited liability company

By: Gaucho Group Holdings, Inc., its sole member

By: */s/Scott L. Mathis*
Scott L. Mathis, President & CEO